CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of North Square Investments Trust, relating to the financial statements and financial highlights of Sphere 500 Climate Fund, formerly a series of shares of beneficial interest in Manager Directed Portfolios. Such financial statements and financial highlights appear in the September 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania

Janaury 31, 2024